Exhibit 99.1

News Release

3333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

IMMEDIATE RELEASE

Strattec First Quarter Fiscal 2026 Financial Results
Validate Operational Improvements

•
Gross margin for the quarter was 17.3% on $152.4 million in sales
•
Net income attributable to Strattec for the first quarter fiscal 2026 was $8.5 million, or $2.07 per diluted share; adjusted EBITDA1 was $15.6 million, or 10.2% of sales
•
Generated $11.3 million in cash from operations similar to the first quarter of fiscal 2025
•
Strong balance sheet provides financial flexibility; $90.5 million in cash and $5.0 million in debt
•
Continued actions to streamline organization; additional restructuring in Mexico operations expected to provide approximately $1 million in annualized savings

MILWAUKEE, WI, October 30, 2025 – Strattec Security Corporation (Nasdaq: STRT) (“Company” or “Strattec”), a leading provider of smart vehicle access, security and authorization solutions for the global automotive industry, reported financial results for its first quarter of fiscal year 2026, which ended September 28, 2025.

Jennifer Slater, President and CEO of Strattec, said, “Our first quarter results demonstrate the hard work of the team over this last year to streamline our operations, simplify the organization and improve our profitability. We continue to manage our cost structure to be responsive to changing sales levels and have started various automation projects to further enhance our gross margins. At the end of the quarter, we implemented an additional restructuring action in our Mexico operations which is expected to deliver $1 million in annualized savings.”

“We remain focused on advancing our business transformation, implementing improved foundational processes, systems and tools and are encouraged with our progress. We are carefully balancing a continuous review of our cost structure with investments in growth initiatives. We are actively engaged with customers to develop highly engineered products as we work to secure content on future vehicle platforms. Uncertainty, nevertheless, is prevalent for the North American automotive industry given recent industry wide supply chain challenges, a dynamic tariff environment and the resulting changes in OEM production levels. Our cash position and strong balance sheet support our resiliency through this dynamic environment and allow us to continue to execute on the business transformation while pursuing organic growth opportunities,” Ms. Slater concluded.

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

FY 2026 First Quarter Financial Summary
(compared with prior-year period, except where otherwise noted)

Net sales were $152.4 million, an increase of $13.3 million, or 10%. Sales growth was driven by
$4.3 million of sales related to higher demand on existing platforms, $3.9 million of pricing, $3.0 million associated with favorable sales mix and higher content value and $2.1 million in net new program launches.

Gross profit increased $7.4 million to $26.3 million, while gross margin expanded 370 basis points. The improvement was primarily the result of pricing actions and the contribution from higher volume complemented by $1.3 million in restructuring savings. This more than offset $1.1 million higher labor costs in Mexico related to annual merit increases, $0.8 million of incremental tariff costs, and $0.5 million related to unfavorable foreign exchange rates.

Selling, administrative and engineering (“SAE”) expenses increased $2.0 million to $15.9 million, or 10.4% of sales, compared with $13.9 million, or 10.0% of sales, in the prior-year period. Higher SAE expenses include a $0.5 million increase in equity compensation costs, timing of professional fees,
$0.9 million investment in additional headcount, and $0.4 million of incremental business transformation costs. Partially offsetting the higher SAE expenses were lower executive transition costs of $0.1 million in the first quarter of fiscal 2026 compared with $0.9 million in the first quarter of fiscal 2025.

Interest income grew $0.5 million on higher cash balances, while interest expenses declined $0.1 million on lower borrowings. Other expense was $0.3 million, down from other income of $0.1 million in the prior-year period. The change was primarily due to $0.6 million in costs related to restructuring actions which was partially offset by a $0.3 million benefit as a result of changes in foreign currency exchange rates.

Net income attributable to Strattec was $8.5 million, or $2.07 per diluted share, compared with
$3.7 million, or $0.92 per diluted share, in the prior-year period. On an adjusted basis, first quarter fiscal 2026 net income attributable to Strattec1 was $9.2 million, and adjusted diluted earnings per share1 was $2.22. Adjusted EBITDA1 for the quarter was $15.6 million compared with $9.9 million in the prior-year period. Adjusted EBITDA margin of 10.2%, compared with 7.1% in the fiscal 2025 first quarter.

Financial Flexibility with Strong Balance Sheet

As expected, cash from operations in the first quarter of fiscal 2026 was $11.3 million, similar to the prior-year period.

At September 28, 2025, the Company had $90.5 million in cash and cash equivalents, up from $84.6 million from the end of the fourth quarter of fiscal 2025. The Company had no borrowings outstanding under its $40 million revolving credit agreement. Borrowings under the joint venture’s $18 million revolving credit agreement were $5.0 million, down from $8.0 million at the end of the fourth quarter of fiscal 2025.

On October 27, 2025, the Company entered into a new revolving credit agreement to replace the existing $40 million facility that was scheduled to mature in August 2026. The new credit facility extends the maturity to October 2028 and bears interest at a rate of SOFR plus an applicable margin of 1.50%.

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

First Quarter Fiscal Year 2026 Webcast and Conference Call

The Company will host a conference call and webcast tomorrow, Friday, October 31, 2025, at 9:00 am Eastern Time to review the financial and operating results for the period ended September 28, 2025, and provide an update on its transformation progress. A question-and-answer session will follow.

You can access the call by phoning (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Friday,
November 14, 2025. To listen to the archived call, dial +1 (412) 317-6671 and enter replay PIN 13755694. The webcast replay will be available on the Investor Relations section of the Company’s website investors.strattec.com, where a transcript will be posted once available.

About Strattec
Strattec is a leading global provider of advanced automotive access, security & authorization solutions for leading vehicle manufacturers, primarily in the U.S. With a history spanning over 110 years, Strattec has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. Its highly-engineered products include power access solutions, latches, vehicle start systems, keys, fobs & accessories, locks & locksets, door handles and other access products. Power access solutions provide the motion control for power liftgates, sliding power doors and power tailgates. For more information on Strattec and its solutions, visit www.strattec.com.

Safe Harbor Statement
Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Strattec provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Strattec’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting Strattec’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate Strattec’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Contact:

Deborah K. Pawlowski, IRC
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	September 28, 2025	September 29, 2024
Net sales	$152,399	$139,052
Cost of goods sold	126,064	120,131
Gross profit	26,335	18,921
Gross margin	17.3%	13.6%
Selling, administrative and engineering expenses	15,888	13,858
Income from operations	10,447	5,063
Operating margin	6.9%	3.6%
Interest income	877	349
Interest expense	(156)	(295)
Other (expense) income, net	(275)	129
Income before provision for income taxes and non-controlling interest	10,893	5,246
Income tax expense	2,356	1,498
Net income	8,537	3,748
Net income attributable to non-controlling interest	8	45
Net income attributable to Strattec	$8,529	$3,703

Earnings per share attributable to Strattec
Basic	$2.10	$0.92
Diluted	$2.07	$0.92

Weighted average shares outstanding:
Basic	4,054	4,005
Diluted	4,127	4,046

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share amounts)

	September 28, 2025	June 29, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$90,473	$84,579
Receivables, net	102,674	102,061
Inventories, net	61,592	64,701
Pre-production costs	7,480	8,657
Value-added tax recoverable	20,194	19,389
Other current assets	7,712	10,676
Total current assets	290,125	290,063
Noncurrent Assets:
Property, plant and equipment, net	75,634	77,410
Deferred income taxes	19,649	19,531
Other long-term assets	4,649	4,450
Total Assets	$390,057	$391,454
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$61,077	$65,824
Accrued payroll and benefits	15,386	22,956
Value-added tax payable	13,259	11,933
Warranty reserve	9,848	8,900
Current portion of borrowings under credit facilities	5,000	—
Other current liabilities	11,939	9,737
Total current liabilities	116,509	119,350
Noncurrent Liabilities:
Noncurrent portion of borrowings under credit facilities	—	8,000
Post-employment benefits	13,609	13,325
Other noncurrent liabilities	4,160	4,348
Total Liabilities	134,278	145,023
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,675,676 issued shares at September 28, 2025 and 7,635,883 issued shares at June 29, 2025	76	76
Capital in excess of par value	104,464	103,784
Retained earnings	277,826	269,297
Accumulated other comprehensive loss	(15,453)	(16,113)
Less: treasury stock, at cost (3,610,271 shares at September 28, 2025 and 3,596,549 shares at June 29, 2025)	(136,366)	(135,452)
Total Strattec shareholders’ equity	230,547	221,592
Non-controlling interest	25,232	24,839
Total Shareholders' Equity	255,779	246,431
Total Liabilities and Shareholders' Equity	$390,057	$391,454

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended
	September 28, 2025	September 29, 2024
OPERATING ACTIVITIES:
Net income	$8,537	$3,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,785	3,662
Foreign currency transaction loss (gain)	671	(1,005)
Stock-based compensation expense	669	652
Unrealized (gain) loss on peso forward contracts	(293)	188
Change in operating assets and liabilities
Receivables	(574)	(3,189)
Inventories	3,109	(2,145)
Prepaids and other assets	3,804	5,881
Accounts payable	(4,817)	5,036
Accrued liabilities	(3,880)	(2,038)
Other, net	316	547
Net cash provided by operating activities	11,327	11,337
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,529)	(2,073)
Net cash used in investing activities	(1,529)	(2,073)
FINANCING ACTIVITIES:
Borrowings under credit facilities	—	3,000
Repayment of borrowings under credit facilities	(3,000)	(3,000)
Shares withheld for employee taxes	(919)	—
Employee stock purchases	16	13
Net cash (used in) provided by financing activities	(3,903)	13
Foreign currency impact on cash	(1)	(284)
NET INCREASE IN CASH AND CASH EQUIVALENTS	5,894	8,993

CASH AND CASH EQUIVALENTS
Beginning of period	84,579	25,410
End of period	$90,473	$34,403
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$582	$4,081
Interest	$123	$280
Non-cash investing activities:
Change in capital expenditures in accounts payable	$13	$(506)

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

STRATTEC SECURITY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
NET SALES:
Net Sales (GAAP)	139,052	129,919	144,082	152,013	$565,066	152,399				$152,399

ADJUSTED EBITDA:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529				$8,529
Net income (loss) attributable to non-controlling interest	45	79	315	(205)	234	8				8
Income tax expense	1,498	405	1,644	2,170	5,717	2,356				2,356
Other (income) expense, net	(129)	482	16	(1,189)	(820)	275				275
Interest income	(349)	(408)	(529)	(753)	(2,039)	(877)				(877)
Interest expense	295	257	243	212	1,007	156				156
Income from operations	5,063	2,134	7,085	8,502	22,784	10,447	-	-	-	10,447

Adjustments:
Depreciation	3,662	3,544	3,746	3,812	$14,764	3,785				$3,785
Non-cash stock-based compensation	188	891	760	887	2,726	669				669
Restructuring and similar charges	-	265	809	(676)	398	-				-
Executive transition costs	941	921	214	(17)	2,058	136				136
Business transformation costs	74	215	259	479	1,027	514				514
	4,865	5,836	5,788	4,485	20,974	5,104	-	-	-	5,104
Adjusted EBITDA (Non-GAAP)	$9,928	$7,970	$12,873	$12,987	$43,758	$15,551	$-	$-	$-	$15,551

Adjusted EBITDA as a % of Net Sales	7.1%	6.1%	8.9%	8.5%	7.7%	10.2%				10.2%

Strattec First Quarter Fiscal 2026 Financial Results Validate Operational Improvements
October 30, 2025

ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529				$8,529
Adjustments:
Restructuring and similar charges	-	265	809	(676)	398	570				570
Executive transition costs	1,224	1,225	214	115	2,778	136				136
Business transformation costs	74	215	259	479	1,027	514				514
Non-controlling interest impact on above adjustments	-	-	(160)	160	-	(196)				(196)
Tax effect on above adjustments	(292)	(384)	(376)	107	(945)	(383)				(383)
	1,006	1,321	746	185	3,258	641	-	-	-	641
Adjusted Net Income/(Loss) attributable to Strattec (Non-GAAP)	$4,709	$2,640	$6,142	$8,452	$21,943	$9,170	$-	$-	$-	$9,170

Weighted Average Basic Shares Outstanding	4,005	4,035	4,039	4,039	4,030	4,054				4,054
Weighted Average Diluted Shares Outstanding	4,046	4,070	4,085	4,105	4,076	4,127				4,127

Diluted earnings per share (GAAP)	$0.92	$0.32	$1.32	$2.01	$4.58	$2.07				$2.07
Adjusted earnings/(loss) per share (Non-GAAP)	$1.16	$0.65	$1.50	$2.06	$5.38	$2.22				$2.22